Exhibit 31.1

Certification of Chief Executive Officer

I, Angel R. Martinez, certify that:

1.             I have reviewed this annual report on Form 10-K/A of Deckers Outdoor Corporation; and

2.             Based on my knowledge, this report on Form 10-K/A does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 25, 2010

/s/ Angel R. Martinez
Angel R. Martinez
Chief Executive Officer
Deckers Outdoor Corporation